EXHIBIT 10.2
Annual Director Stock Award
Election Form must be completed, signed and returned no later than December 31, 20__.
This Election Form should only be completed if Director wishes to receive a Deferred Stock award in lieu of the annual non-employee director Restricted Stock award for 20__. If Director does not want to receive a Deferred Stock award in lieu of the annual non-employee director Restricted Stock award for 20__, then do not complete this Election Form.
THE AMENDED AND RESTATED EQUITY PARTICIPATION PLAN
OF OIL STATES INTERNATIONAL, INC.
DEFERRED STOCK AWARD ELECTION FORM
THIS DEFERRED STOCK AWARD ELECTION FORM (this “Election Form”) is made and effective as of the date written below by the Director named below (“Director”).
I, the undersigned Director, hereby acknowledge that: (i) pursuant to the current non-employee director compensation program of Oil States International, Inc. (the “Company”), I may receive an annual Restricted Stock award during calendar year 20__ from the Company pursuant to The Amended and Restated Equity Participation Plan of Oil States International, Inc., as may be amended from time to time (the “Plan”); (ii) receipt of this Election Form is no guarantee of my receiving an annual Restricted Stock award; (iii) if I did receive an annual Restricted Stock award, the shares of Common Stock subject to such award would be issued on the date of grant of such award and such shares would cease to be subject to forfeiture upon vesting; and (iv) if I elect to receive a Deferred Stock award in lieu of the annual Restricted Stock award for calendar year 20__, then the shares of Common Stock subject to such Deferred Stock award will be issued to me at a later date as described below provided I become vested in such Deferred Stock award. I understand that: (a) the number of shares of Common Stock initially subject to a Deferred Stock award will be the same number of shares of Common Stock that would have been subject to my annual Restricted Stock award for 20__ (with such number of shares subject to adjustment from time to time as provided in the Plan); (b) the date of grant of my Deferred Stock award will be the same date that I would have been granted an annual Restricted Stock award for 20__; (c) the Deferred Stock award will be subject to the same vesting conditions that would have applied under my annual Restricted Stock award for 20__; (d) Dividend Equivalents will be granted in connection with my Deferred Stock award; and (e) the shares of Common Stock subject to my Deferred Stock award (assuming such award becomes vested) will be delivered to me at the time provided in this Election Form. I understand that this Election Form applies only to my annual equity award, if any, during calendar year 20__ pursuant to the Company’s non-employee director compensation program, and this Election Form shall not apply to any other award under the Plan that I may receive (off-cycle or otherwise). Capitalized terms used in this Election Form that are not defined herein shall have the meaning assigned to such terms under the Plan.
By completing this Election Form, I hereby irrevocably elect to (i) receive a Deferred Stock award as described above in lieu of an annual Restricted Stock award for 20__ and (ii) defer my receipt of all shares of Common Stock subject to and otherwise payable to me pursuant to the terms of such Deferred Stock award. I understand that (a) Common Stock payable to me if my Deferred Stock award becomes vested will be distributed to me at the time provided in this Election Form and (b) this Election Form supersedes the time of payment (but not the vesting) provisions of the Deferred Stock award. Further, I hereby understand, agree and acknowledge that the following terms and conditions apply to my deferral election:
1.    I may irrevocably elect to defer receipt of the Common Stock payable to me (to the extent earned and vested) under the Deferred Stock award until one of the following events occurs:
(a)    separation from service (as defined in Section 409A of the Code and the regulations promulgated thereunder) with the Company for any reason whatsoever (“Separation from Service”), in which case payment will be made on the first business day that is at least six months and one day following the date of my Separation from Service (or, if earlier, within 30 days after the date of my death);
(b)    an identified and specific date which is no earlier than January 1, 20__; or
(c)    the earlier of (i) Separation from Service or (ii) an identified and specific date which is no earlier than January 1, 20__. This option (c) provides that the identified and specific date of distribution elected under this Election Form will be honored unless a Separation from Service occurs before the scheduled date of distribution, in which case payment will be made on the first business day that is at least six months and one day following the date of my Separation from Service (or, if earlier, within 30 days after the date of my death).

In addition, I understand that I may elect a Section 409A Change of Control override that will apply to the Deferred Stock award to the extent it has become vested under the terms thereof on or before the date upon which the Section 409A Change of Control occurs. For purposes of this Election Form, a “Section 409A Change of Control” means a Change of Control that also constitutes a change in control event (as defined in Treasury regulation section 1.409A-3(i)(5)). A Section 409A Change of Control override election provides that, to the extent the Deferred Stock award has become vested under the terms thereof on or before the date upon which the Section 409A Change of Control occurs, the time of distribution specified in this Election Form will be honored unless a Section 409A Change of Control occurs before the date of distribution, in which case payment will be made in a single distribution within 30 days following the date upon which the Section 409A Change of Control occurs. I understand that (i) a Section 409A Change of Control override will have no effect on the Deferred Stock award to the extent that it has not become vested under the terms thereof on or before the date upon which the Section 409A Change of Control occurs and (b) any unvested portion of the Deferred Stock award will continue to be subject to the general time of payment election set forth in the following paragraph.
Based on the foregoing, I hereby irrevocably elect as follows (check one of the 3 options described above) with respect to the time of payment of the shares of Common Stock that become vested and deliverable to me under the Deferred Stock award:
1.    _________    Separation from Service (payment will be made at the time described in paragraph 1(a) above).
2.    _________    Identified and specific date (no earlier than January 1, 20__).
Specify date: _____________
3.    _________    Identified and specific date (no earlier than January 1, 20__) which is ______________, 20___ (must specify date in the preceding space); provided, however, that if a Separation from Service occurs before such date, then payment will be made at the time described in paragraph 1(c) above.
Optional election (this will override the election above with respect to the vested portion of my Deferred Stock award under certain conditions as described above):
_________    In the event of a Section 409A Change of Control, I elect that this Section 409A Change of Control override election will take precedent over my election made in the preceding paragraph with respect to the portion of my Deferred Stock award that has become vested under the terms thereof on or before the date upon which the Section 409A Change of Control occurs.
2.    The deferral effectuated by this Election Form is subject to the terms and conditions of the Plan.
3.    Any shares of Common Stock deferred under this Election Form shall be credited to a bookkeeping reserve account maintained by the Company.
4.    The Plan shall be unfunded with respect to the Company’s obligation to pay any shares of deferred Common Stock, and Director’s right to receive any shares of deferred Common Stock shall not be greater than the rights of an unsecured general creditor of the Company.
5.    The right to receive payment of the deferred shares of Common Stock is not assignable or transferable, and shall not be subject to any encumbrances, liens, pledges or charges of Director or any of Director’s creditors. Any attempt to assign, transfer, hypothecate or pledge any deferred shares of Common Stock shall be void and of no force or effect whatsoever.
6.    Until the deferred shares are transferred to Director pursuant to this Election Form, Director shall have no rights to vote the shares of deferred Common Stock.
7.    This Election Form also applies to the Dividend Equivalents provided for in the Deferred Stock award. Such Dividend Equivalents shall be paid to Director in cash at such time as the shares of Deferred Stock to which they relate are paid to Director in Common Stock pursuant to this Election Form, less any applicable withholding taxes.
General Terms:
A.    Director hereby acknowledges and agrees that, as a result of the Deferred Stock award and the deferral pursuant to this Election Form, he/she is solely responsible for any and all (i) federal, state and local income taxes and (ii) Social Security and Medicare taxes ordinarily paid by Director as a director of the Company. The Company is hereby authorized to withhold from the Deferred Stock award the amount of any applicable withholding taxes in respect of the Deferred Stock award and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
B.    DIRECTOR AGREES TO BE RESPONSIBLE FOR AND ASSUME ALL LIABILITY FOR AND HEREBY AGREES TO DEFEND, RELEASE, INDEMNIFY, AND HOLD HARMLESS THE COMPANY, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND AFFILIATES AGAINST ANY CLAIMS, INCLUDING BUT NOT LIMITED TO CLAIMS FROM THE INTERNAL REVENUE SERVICE, ARISING IN CONNECTION WITH THIS ELECTION FORM.
DIRECTOR

By:	Date:

Printed Name:

Note to Director: Retain a copy of this completed Election Form for your files.
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Received by the Company:

By:	Date:

Name:

Title: